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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2004 relating to the financial statements, which appear in The Immune Response Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

BDO SEIDMAN, LLP

Costa Mesa, California

June 24, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS